Exhibit 10.1

Execution Version

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of August 13, 2024, by and among Integrated Rail and Resources Acquisition Corp., a Delaware corporation (“SPAC”), Unita Integrated Infrastructure Inc., a Delaware corporation, (“Holdings”) and DHIP Natural Resources Investments, LLC, a Delaware limited liability company (the “Sponsor”). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, the SPAC, Holdings, Unita Integrated Infrastructure Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Holdings (“Lower Holdings”), RR Integration Merger Co., a Delaware corporation and a wholly-owned subsidiary of Holdings, RRG Merger LLC, a Delaware limited liability company and a wholly-owned subsidiary of Lower Holdings, Tar Sands Holdings II, LLC, a Utah limited liability company (the “Company”), and the Endeavor Capital Group, LLC (the “Company Member Representative”), are concurrently herewith entering into an Agreement and Plan of Merger (as the same may be amended, restated or supplemented, the “Merger Agreement”) pursuant to which, among other things, Merger Sub will be merged with and into SPAC, with the SPAC being the surviving entity and becoming a wholly owned subsidiary of Holdings;

WHEREAS, the Sponsor is, as of the date of this Agreement, the sole legal owner of that number set forth on Schedule A hereto of (i) outstanding shares of SPAC Common Stock (“SPAC Shares”) and (ii) outstanding SPAC Units, each consisting of one share of SPAC Common Stock and one right to receive one-tenth of one share of SPAC Common Stock upon completion of the Merger or any other securities convertible into or exercisable or exchangeable for any shares of SPAC capital stock (such SPAC Shares and SPAC Units owned by the Sponsor, together with any additional shares of SPAC Common Stock or other capital stock (including any securities convertible into or exercisable for capital stock), whether by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon the exercise or conversion of any securities, acquired by the Sponsor after the date hereof and prior to the Termination Date being collectively referred to herein as the “Subject Shares”); and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, the Company and the SPAC have requested that Sponsor enter into this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement and the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

Representations and Warranties of Sponsor

Sponsor hereby represents and warrants to the SPAC as follows:

1.1 Organization and Standing; Authorization. Sponsor has been duly organized and is validly existing and in good standing under the Laws of the State of Delaware, (i) has all requisite limited liability company power and authority, as applicable, to own, lease and operate its properties and to carry on its business as now being conducted, (ii) has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other proceedings on the part of Sponsor are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby.

1.2 Binding Agreement. This Agreement has been duly and validly executed and delivered by Sponsor and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of Sponsor, enforceable against Sponsor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditor’s rights generally and to general principles of equity (collectively, the “Enforceability Exceptions”).

1.3 Governmental Approvals. No notice, consent, approval, consent waiver or authorization of, or designation, declaration or filing with, any Governmental Authority on the part of Sponsor is required to be obtained or made in connection with the execution, delivery or performance by Sponsor of this Agreement or the consummation by Sponsor of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Sponsor to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

1.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by Sponsor will not (a) conflict with or violate any provision of the certificate of incorporation or formation, bylaws, limited liability company agreement or similar organizational documents of Sponsor, if and as applicable, (b) conflict with or violate any Law, Governmental Order or required consent or approval applicable to Sponsor or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by Sponsor under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of Sponsor under, (viii) give rise to any obligation to obtain any third party consent or approval from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of Sponsor, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Sponsor to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

1.5 Subject Shares. As of the date of this Agreement, Sponsor has record and beneficial ownership of the Subject Shares, and all such Subject Shares are owned by Sponsor free and clear of all Liens, other than liens or encumbrances pursuant to this Agreement, the governing documents of SPAC or applicable federal or state securities laws. Other than the Subject Shares, Sponsor does not legally or beneficially own any SPAC Common Stock, SPAC Units or any other SPAC capital stock or securities that are convertible into or exercisable for SPAC Common Stock or other capital stock. Sponsor has the sole right to vote the Subject Shares, and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares, except as contemplated by this Agreement or the governing documents of the SPAC.

1.6 Merger Agreement. Sponsor understands and acknowledges that the Company and the SPAC are entering into the Merger Agreement in reliance upon Sponsor’s execution and delivery of this Agreement. Sponsor has received a copy of the Merger Agreement and is familiar with the provisions of the Merger Agreement.

ARTICLE II

Representations and Warranties of SPAC

SPAC hereby represents and warrants to Sponsor as follows:

2.1 Organization and Standing. SPAC is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. SPAC has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. SPAC is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

2.2 Authorization; Binding Agreement. SPAC has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of SPAC and no other corporate proceedings on the part of SPAC are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by SPAC and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of SPAC, subject to the Enforceability Exceptions.

2.3 Governmental Approvals. No notice, consent, approval, consent waiver or authorization of, or designation, declaration or filing with, any Governmental Authority on the part of SPAC is required to be obtained or made in connection with the execution, delivery or performance of this Agreement or the consummation by SPAC of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of SPAC to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

2.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by SPAC will not (a) conflict with or violate any provision of governing documents of SPAC, (b) conflict with or violate any Law, Governmental Order or required consent or approval applicable to SPAC or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by SPAC under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of SPAC under, (viii) give rise to any obligation to obtain any third party consent or approval from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of SPAC, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of SPAC to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

ARTICLE III

Representations and Warranties of the Company

The Company hereby represents and warrants to Sponsor and SPAC as follows:

3.1 Organization and Standing. The Company is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Utah. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

3.2 Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

3.3 Governmental Approvals. No notice, consent, approval, consent waiver or authorization of, or designation, declaration or filing with, any Governmental Authority on the part of the Company is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

3.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by the Company will not (a) conflict with or violate any provision of the Organizational Documents of the Company, (b) conflict with or violate any Law, Order or required consent or approval applicable to the Company or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company under, (viii) give rise to any obligation to obtain any third party consent or approval from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of the Company, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

ARTICLE IV

Agreement to Vote; Certain Other Covenants of Sponsor

Sponsor covenants and agrees with the SPAC during the term of this Agreement as follows:

4.1 Agreement to Vote.

(a) In Favor of Merger. At any meeting of the stockholders of SPAC called to seek the SPAC Stockholder Approval, or at any adjournment thereof, or in connection with any written consent of the stockholders of SPAC or in any other circumstances upon which a vote, consent or other approval with respect to the Merger Agreement, any other Ancillary Agreements, the Merger, or any other Transactions is sought, Sponsor shall (i), if a meeting is held, appear at such meeting or otherwise cause the Subject Shares to be counted as present at such meeting for purposes of establishing a quorum, and (ii) vote or cause to be voted (including by class vote and/or written consent, if applicable) the Subject Shares in favor of granting the SPAC Stockholder Approval or, if there are insufficient votes in favor of granting the SPAC Stockholder Approval, in favor of the adjournment such meeting of the stockholders of SPAC to a later date but not past November 15, 2024.

(b) Against Other Transactions. At any meeting of stockholders of SPAC or at any adjournment thereof, or in connection with any written consent of the stockholders of SPAC or in any other circumstances upon which Sponsor’s vote, consent or other approval is sought, Sponsor shall vote (or cause to be voted) the Subject Shares (including by withholding class vote and/or written consent, if applicable) against (i) any business combination agreement, merger agreement or merger (other than the Merger Agreement and the Merger), scheme of arrangement, business combination, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by SPAC or any public offering of any shares of SPAC, any of its material Subsidiaries, or, in case of a public offering only, a newly-formed holding SPAC or such material Subsidiaries, other than in connection with the Transactions, (ii) any Acquisition Transaction relating to SPAC, and (iii) other than any amendment to Organizational Documents of SPAC expressly permitted under the terms of the Merger Agreement, any amendment of governing documents of SPAC or other proposal or transaction involving SPAC or any of its Subsidiaries.

(c) Revoke Other Proxies. Sponsor represents and warrants that any proxies heretofore given in respect of the Subject Shares that may still be in effect are not irrevocable, and such proxies have been or are hereby revoked, other than the voting and other arrangements under the governing documents of SPAC.

4.2 No Transfer. Other than (x) pursuant to this Agreement, (y) upon the consent of the SPAC or (z) to an Affiliate of Sponsor (provided that such Affiliate shall enter into a written agreement, in form and substance reasonably satisfactory to SPAC, agreeing to be bound by this Agreement to the same extent as Sponsor was with respect to such transferred Subject Shares), from the date of this Agreement until the date of termination of this Agreement, Sponsor shall not, directly or indirectly, (i) (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer, forfeit or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, any Subject Share, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) (the actions specified in clauses (a)-(c), collectively, “Transfer”), other than pursuant to the Merger, (ii) grant any proxies or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of Subject Shares), or enter into any other agreement, with respect to any Subject Shares, in each case, other than as set forth in this Agreement or the voting and other arrangements under the governing documents of SPAC, (iii) take any action that would make any representation or warranty of Sponsor herein untrue or incorrect, or have the effect of preventing or disabling Sponsor from performing its obligations hereunder, (iv) commit or agree to take any of the foregoing actions or (v) take any other action or enter into any Contract that would reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect or would have the effect of preventing or delaying Sponsor from performing any of its obligations hereunder. Any action attempted to be taken in violation of the preceding sentence will be null and void. Sponsor agrees with, and covenants to, SPAC that Sponsor shall not request that SPAC register the Transfer (by book-entry or otherwise) of any certificated or uncertificated interest representing any of the Subject Shares.

4.3 No Solicitation. Prior to the Termination Date, Sponsor agrees not to, directly or indirectly, (i) solicit, initiate or knowingly encourage or facilitate any inquiry, proposal, or offer which constitutes, or could reasonably be expected to lead to, an Acquisition Transaction, (ii) participate in any discussions or negotiations regarding, or furnish or receive to or from any Person (other than the SPAC, Merger Sub, the SPAC’s Affiliates and their respective Representatives) any nonpublic information relating to the SPAC or its Subsidiaries, in connection with any Acquisition Transaction, (iii) approve or recommend, or make any public statement approving or recommending an Acquisition Transaction, (iv) enter into any letter of intent, merger agreement or similar agreement providing for an Acquisition Transaction, (v) make, or in any manner participate in a “solicitation” (as such term is used in the rules of the SEC) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to voting of SPAC capital stock intending to facilitate any Acquisition Transaction or cause any holder of shares of SPAC capital stock not to vote to adopt the Merger Agreement and approve the Merger and the other Transactions, (vi) become a member of a “group” (as such term is defined in Section 13(d) of the Exchange Act) with respect to any voting securities of SPAC that takes any action in support of an Acquisition Transaction or (vii) otherwise resolve or agree to do any of the foregoing. Sponsor shall promptly (and in any event within 48 hours) notify the SPAC after receipt by Sponsor of any Acquisition Transaction, any inquiry or proposal that would reasonably be expected to lead to an Acquisition Transaction or any inquiry or request for nonpublic information relating to SPAC or its Subsidiaries by any Person who has made or would reasonably be expected to make an Acquisition Transaction. Thereafter, Sponsor shall keep the SPAC reasonably informed, on a prompt basis (and in any event within 48 hours), regarding any material changes in the status and material terms of any such proposal or offer. Sponsor agrees that, following the date hereof, it and its Representatives shall cease and cause to be terminated any existing activities, solicitations, discussions or negotiations by Sponsor or its Representatives with any parties conducted prior to the date hereof with respect to any Acquisition Transaction. Notwithstanding anything contained herein to the contrary, (i) Sponsor shall not be responsible for the actions of SPAC or its board of directors (or any committee thereof), any Subsidiary of SPAC, or any officers, directors (in their capacities as such), employees, professional advisors of any of the foregoing (the “SPAC Related Parties”), including with respect to any of the matters contemplated by this Section 4.3, (ii) Sponsor does not make any representations or warranties with respect to the action of any of the SPAC Related Parties and (iii) any breach by SPAC of its obligations under the Merger Agreement shall not be considered a breach of this Section 4.3 (for the avoidance of doubt, it being understood the Sponsor shall remain responsible for any breach by it or its Representatives (other than any such Representative that is an SPAC Related Party) of this Section 4.3.

4.4 Support of Merger. Prior to the Termination Date, Sponsor shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary to consummate the Merger and the other Transactions on the terms and subject to the conditions applicable thereto and shall not take any action that would reasonably be expected to materially delay or prevent the satisfaction of any of the conditions to the Merger and the Transactions set forth under the Merger Agreement. Sponsor shall timely make the payment to extend the Termination Date as contemplated by and in accordance with the procedures established in Article 6, paragraph F of the Certificate of Incorporation.

4.5 Waiver of Appraisal and Dissenters’ Rights. Sponsor hereby irrevocably waives, and agrees not to exercise or assert, any dissenters’ or appraisal rights under Section 262 of the DGCL and any other similar statute in connection with the Merger and the Merger Agreement.

4.6 No Redemption. Sponsor irrevocably and unconditionally agrees that, from the date hereof and until the termination of this Agreement, Sponsor shall not elect to cause SPAC to redeem any Subject Shares now or at any time legally or beneficially owned by Sponsor or submit or surrender any of its Subject Shares for redemption, in connection with the transactions contemplated by the Merger Agreement or otherwise.

4.7 New Shares. In the event that prior to the Closing (i) any shares of SPAC capital stock or other securities of SPAC are issued or otherwise distributed to Sponsor pursuant to any stock dividend or distribution, or any change in any of the SPAC shares of capital stock by reason of any stock split-up, recapitalization, combination, exchange of shares or the like, (ii) Sponsor acquires legal or beneficial ownership of any SPAC Shares after the date of this Agreement, including upon exercise of options or settlement of restricted share units or (iii) Sponsor acquires the right to vote or share in the voting of any SPAC shares of capital stock after the date of this Agreement (collectively, the “New Securities”), for the avoidance of doubt, the terms “Subject Shares” shall be deemed to refer to and include such New Securities (including all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged into).

ARTICLE V

Additional Agreements of the Parties

5.1 Sponsor Release. Sponsor, on its own behalf and on behalf of each of its Affiliates (other than SPAC or any of SPAC’s Subsidiaries), and each of its successors, assigns and executors (each, a “Sponsor Releasor”), effective as at the Effective Time, shall be deemed to have, and hereby does, irrevocably, unconditionally, knowingly and voluntarily release, waive, relinquish and forever discharge the SPAC, its Subsidiaries and its successors, assigns, heirs, executors, officers, directors, partners, managers and employees (in each case in their capacity as such) (each, a “Sponsor Releasee”), from (i) any and all obligations or duties the SPAC or its Subsidiaries has prior to or as of the Effective Time to such Sponsor Releasor or (ii) all claims, demands, liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any Sponsor Releasor has prior to or as of the Effective Time, against any Sponsor Releasee arising out of, based upon or resulting from any Contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the Effective Time (except in the event of Fraud on the part of a Sponsor Releasee); provided, however, that nothing contained in this Section 5.1 shall release, waive, relinquish, discharge or otherwise affect the rights or obligations of any party (i) arising under this Agreement, the Merger Agreement, the Ancillary Agreements, or SPAC’s governing documents, (ii) for indemnification or contribution, in any Sponsor Releasor’s capacity as an officer or director of SPAC, (iii) arising under any then-existing insurance policy of SPAC, (iv) pursuant to a contract and/or SPAC policy, to reimbursements for reasonable and necessary business expenses incurred and documented prior to the Effective Time, or (v) for any claim for fraud.

5.2 Termination. This Agreement shall terminate upon the earliest of (i) the Effective Time (provided, however, that upon such termination, Section 4.5, Section 5.1, Section 5.2 and Article VI of this Agreement shall survive indefinitely) and (ii) the termination of the Merger Agreement in accordance with its terms, and upon such termination, no party shall have any liability hereunder other than for its willful and material breach (Willful Breach”) of this Agreement prior to such termination; provided, however, that no party to this Agreement shall be relieved from any liability to the other party hereto resulting from a Willful Breach of this Agreement.

5.3 Further Assurances. Sponsor shall, from time to time, (i) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as SPAC may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, the Merger Agreement and the other Ancillary Agreements and (ii) refrain from exercising any veto right, consent right or similar right (whether under the governing documents of SPAC or the DGCL) which would impede, disrupt, prevent or otherwise adversely affect the consummation of the Merger or any other Transaction.

ARTICLE VI

General Provisions

6.1 Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the SPAC in accordance with Section 10.02 of the Merger Agreement and to Sponsor at its address set forth set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

6.2 Disclosure. Sponsor hereby authorizes SPAC to publish and disclose in any announcement or disclosure required by the SEC, the Sponsor’s identity and ownership of the Subject Shares and the nature of the Sponsor’s obligations under this Agreement; provided, that prior to any such publication or disclosure SPAC has provided the Sponsor with an opportunity to review and comment on such announcement or disclosure, which comments the SPAC will consider in good faith.

6.3 Governing Law. This Agreement and all Actions (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) shall be governed by the Laws of the State of Delaware (without giving effect to choice of law principles thereof).

6.4 Miscellaneous. The provisions of Article X of the Merger Agreement are incorporated herein by reference, mutatis mutandis, as if set forth in full herein.

[Signature pages follow]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

INTEGRATED RAIL AND RESOURCES ACQUISITION CORP.

Signature:	/s/ Mark A. Michel

Name:	Mark A. Michel

Title:	Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

TAR SANDS HOLDINGS II, LLCP

Signature:	/s/ Kevin J. Baugh

Name:	Kevin J. Baugh

Title:	Manager

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

DHIP NATURAL RESOURCES INVESTMENTS, LLC

Signature:	/s/ Mark A. Michel

Name:	Mark A. Michel

Title:	Chief Executive Officer

[Signature Page to Sponsor Support Agreement]